UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On August 16, 2010 United Technologies Corporation (the “Company”) announced the resignation of Ari Bousbib, President, Commercial Companies and Executive Vice President, effective August 31, 2010. A copy of the Company’s press release announcing Mr. Bousbib’s departure is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

(e)    Mr. Bousbib has entered into a consulting agreement with the Company under which he has agreed to remain available as an advisor to the Company following the termination of his employment through September 30, 2011. In this capacity he will provide advice and assistance with respect to the Company’s commercial businesses concerning recently formed joint ventures and business combinations, business development opportunities and customer relationships. The consulting agreement provides for a fixed retainer fee of $325,000, and the reimbursement of expenses.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated August 16, 2010, issued by United Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: August 19, 2010	By:	/s/ KATHLEEN M. HOPKO
Kathleen M. Hopko
Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated August 16, 2010, issued by United Technologies Corporation.